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                                                                    Exhibit 23.1


                                 ALCATEL LUCENT

                                 Societe Anonyme

                                54 rue La Boetie
                                   75008 PARIS

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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We consent to the incorporation by reference in this Post-Effective Amendment
No. 2 on Form S-8 to Form F-4 Registration Statement, as amended (File No. 333-133919), initially filed with the SEC on May 9, 2006, of our report dated March 30, 2006, relating to the consolidated financial statements of Alcatel and subsidiaries, appearing in the Annual Report on Form 20-F of Alcatel for the year ended December 31, 2005, as amended by Form 20-F/A (Amendment No.1) filed on August 4, 2006 and Form 20-F/A (Amendment No. 2) filed on August 7, 2006.




/s/ DELOITTE & ASSOCIES


Neuilly-sur-Seine, France
November 30, 2006